Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTING FIRM

We herby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2006, except the Restatement described in Note 1 as to which the date is March 24, 2006, relating to the financial statements of United States Pipe and Foundry Company, LLC, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Tampa, FL
June 5, 2006